WVT Announces Tentative Contract Agreement with Union

(Warwick, NY, May 5, 2008) Warwick Valley Telephone Company (Nasdaq: WWVY) (the “Company”), announced today that on Friday, May 2, 2008 the Company and Local 503 of the International Brotherhood of Electrical Workers (“IBEW”), representing forty-seven of the Company’s employees, had reached a tentative agreement regarding the Company’s contract with IBEW. An extension has been granted for the contract, which expired at midnight on April 30, 2008, and a vote to ratify the new contract is scheduled for Tuesday, May 6, 2008.

Contact:	Warwick Valley Telephone Company Duane W. Albro President & CEO (845) 986-2100